EXHIBIT 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Dated: February 12, 2016

GORES SPONSOR LLC

By:	/s/ Alec Gores
Name:	Alec Gores
Title:	Chairman and President

ALEC GORES

By:	/s/ Alec Gores
Name:	Alec Gores